LOAN AGREEMENT


     THIS LOAN AGREEMENT ("Agreement") is entered into as this 20th day of November, 2002, by and between GolfGear International, Inc., a Nevada corporation ("Borrower") and Peter H. Pocklington, an individual ("Lender"). Borrower and Lender are sometimes hereinafter individually referred to as "Party" and collectively referred to as "Parties".

                                    RECITALS

     A.     Borrower is a golf club manufacturer in Southern California.

     B. Lender is a director and is Chairman of the Board of Borrower. Lender is also a principal of Wyngate Limited, a shareholder of Borrower. Wyngate Limited is the maker of a promissory note in the amount of Nine Hundred Twenty-Four Thousand Nine Hundred Seventy-Five Dollars ($924,975.00), with Borrower as holder, which is secured by a stock pledge agreement pledging 12,333,000 shares of Borrower's common stock as collateral for the promissory note ("Pledge Agreement").

     C. Shares of Borrower's common stock is trading at a price of Twenty-Eight Cents ($0.28) per share as of the date of this Agreement.

     D. Borrower is in need of a capital infusion to pay certain debts that are presently due and to fund short term operating capital.

     E. Lender desires to loan Borrower Two Hundred Thousand Dollars ($200,000.00) and Borrower desires to obtain loan from Lender in the amount of Two Hundred Thousand Dollars ($200,000.00) on the terms and conditions set forth in this Agreement.

                              OPERATIVE PROVISIONS

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

     1.     Incorporation of Recitals.  The Recitals are incorporated herein
            -------------------------
and by this reference made a part hereof.

     2.     Loan.     Lender shall loan Borrower Two Hundred Thousand Dollars
            ----
($200,000.00) (the "Loan") on the terms and conditions set forth herein. The Loan shall be delivered to Borrower by wire transfer to an account designated by Borrower. Borrower shall execute a promissory note substantially in the same form as Exhibit "A" attached hereto and by this reference made a part hereof ("Note"). This Agreement and the Note are sometimes hereinafter referred to as the "Loan Documents."

     3.     Promissory Note.  The amount of the Loan shall be evidenced by the
            ---------------
Note. The Note shall have a term of ninety (90) days ("Term") with interest accruing at a rate of nine and


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one-half  percent  (9  %) per annum. Principal and all accrued interest shall be due  and  payable  at  the  end  of  the  Term.

     4.     Amendment to Pledge Agreement.  As additional consideration for
            -----------------------------
Lender to make the Loan to Borrower, Borrower shall release nine million twenty-nine thousand five hundred eighteen (9,029,518) shares of Borrower's common stock from the Pledge Agreement ("Released Shares"). The parties shall take all necessary steps to promptly deliver the Released Shares to Wyngate Limited free and clear of all encumbrances.

     5.     Representations and Warranties of Borrower.
            ------------------------------------------

          Borrower makes the following representations and warranties to Lender, which representations and warranties shall survive the execution of this
Agreement:

          5.1     Authority.  Borrower has, or shall have at all appropriate
                  ---------
times, properly obtained all permits, licenses and approvals necessary to construct, occupy, operate and market its business and in so doing has, or shall have (as appropriate), complied with all applicable laws, ordinances, rules and regulations of all governmental bodies now in force or enacted after the date of this Agreement, all directives, rules and regulations of any fire marshal, health officer, building inspector or other person having jurisdiction, and all conditions of title, including, without limit, applicable declarations of covenants, conditions and restrictions, any order of any court or governmental entity and the requirements of all regulatory authorities having jurisdiction over Borrower (the "Requirements") and all other applicable statutes, laws, regulations and ordinances except as otherwise disclosed to Lender in writing prior to the execution of this Agreement.

          5.2     Enforceability.  Borrower has full right, power and authority
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to execute and deliver the Loan Documents to be delivered to Lender hereunder and to perform the undertakings of Borrower contained in the Loan Documents. On the Closing Date, the Lender's Loan Documents constitute valid and binding obligations of Borrower which are legally enforceable in accordance with their terms.

          5.3     No Breach.  None of the undertakings of Borrower contained in
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the Loan Documents violates any of the Requirements or any other applicable statute, law, regulation or ordinance or any order or ruling of any court or governmental entity, or conflicts with, or constitutes a breach or default under, any agreement by which Borrower is bound, encumbered or regulated.

          5.4     Proceedings.  Borrower is not in violation of any statute,
                  -----------
law, regulation or ordinance, or of any order of any court or governmental entity.

          5.5     Taxes.  Borrower has filed all federal, state, county and
                  -----
municipal tax returns required to have been filed by Borrower, and has paid all taxes which have become due pursuant to such returns or to any notice of assessment received by Borrower, and Borrower has no knowledge of any basis for additional assessment with respect to such taxes.


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     6.     Events of Default.
            -----------------

     The occurrence of any of the following events ("Events of Default") shall constitute a default under this Agreement and, at the option of Lender, shall make all obligations of Borrower to Lender under or in respect of advances and all other sums outstanding under or in respect of this Agreement and any instrument or agreement required under this Agreement immediately due and payable, without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character:

          6.1 Borrower fails to pay principal and interest when due under the Note;

          6.2 Any representation or warranty in this Agreement, or in any agreement or instrument executed in connection with this Agreement proves to have been false or misleading in any material respect when made;

          6.3 A judgment or judgments is entered against Borrower in the aggregate amount of Two Million Dollars ($2,000,000.00) or more on a claim or claims not fully covered by insurance;

          6.4 Borrower files any petition, proceeding, case, or action for relief under any bankruptcy, reorganization, insolvency, or moratorium law, or any other law or laws for the relief of, or relating to, debtors;

          6.5 An involuntary petition is filed under any bankruptcy or similar statute against Borrower or a receiver, trustee, liquidator, assignee, custodian, sequestrator, or other similar official is appointed to take possession of the properties of Borrower and such action is not dismissed or such official is not removed within sixty (60) days;

          6.6 Borrower defaults under any provision of this Agreement, the Note, or any instrument or agreement required under this Agreement not specifically referred to in this Article; and

          6.7 The breach of any covenant, warranty, promise or representation contained herein or in any exhibit hereto.

     All remedies of Lender provided for herein are cumulative and shall be in addition to all other rights and remedies under any of the Loan Documents or otherwise provided by law. The exercise of any right or remedy by Lender hereunder shall not in any way constitute a cure or waiver of default hereunder or under any other agreement or invalidate any act pursuant to any notice of default, or prejudice Lender in the exercise of any of its right hereunder or any other document described herein.

     7.     NOTICES.
            -------

     All notices, demands, requests and approvals required hereunder shall be in writing and


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shall  be deemed to have been properly given if sent by United States registered or certified mail, return receipt requested, postage prepaid, addressed to the parties at the following respective addresses:

     TO BORROWER:        GolfGear International, Inc.
                         5285 Industrial Drive
                         Huntington Beach, California 92649
                         Attn: Michael A. Piraino

     TO LENDER:          Peter H. Pocklington
                         309 Terraces North
                         47-111 Vintage Drive East
                         Indian Wells, California 92210

     WITH COPY TO:       Varner, Saleson & Brandt LLP
                         3750 University Avenue, Suite 610
                         Riverside, California 92501
                         Attn: Sean S. Varner, Esq.

or at such other address as any of the parties may from time to time designate by written notice to the other parties hereto given as herein required. Notices, demands and requests given in the manner aforesaid shall be deemed sufficiently served or given for all purposes hereunder upon the earlier of:
(a) three (3) business days after the date such notice, demand or request shall be deposited in any post office, branch post office or mail box regularly maintained by the United States Government within the County in which Borrower is located; or (b) actual receipt thereof as evidenced by the return receipt.

     8.     Miscellaneous.
             -------------

          8.1     Assignment.  This Agreement shall bind and inure to the
                  ----------
benefit of the parties hereto and their respective successors and assigns; provided, however, that Borrower shall assign this Agreement or any of the rights, duties or obligations of such party hereunder without the prior written consent of the other party.

          8.2     Consent and Waiver.  No consent or waiver under this Agreement
                  ------------------
shall be effective unless in writing. No waiver of any breach or default shall be deemed a waiver of any breach or default thereafter occurring.

          8.3     Merger.  This Agreement and any instrument or agreement
                  ------
attached hereto or referred to herein integrate all the terms and conditions mentioned herein or incidental hereto, and supersede all oral negotiations and prior writings in respect to the subject matter hereof. In the event of any conflict between the terms, conditions and provisions of this Agreement and any such instrument or agreement, the terms, conditions and provisions of this Agreement shall prevail.


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          8.4     Purpose.  This Agreement is made for the purpose of defining
                  -------
and setting forth certain obligations, rights and duties of Borrower and Lender in connection with the Loan. After the execution of this Agreement, it shall be deemed a supplement to the Loan Documents, and shall not be construed as a modification of any of the Loan Documents, except as provided herein. It is made for the sole protection of Borrower and Lender, and Borrower's and Lender's successors and assigns. No other Person shall have any rights of any nature hereunder or by reason hereof.

          8.5     Indemnity.  Borrower indemnifies Lender against, and holds
                  ---------
Lender harmless from any and all losses, damages (whether general, punitive or otherwise), liabilities, claims, cause of action (whether legal, equitable or administrative), judgments, court costs and legal or other expenses (including attorneys' fees) which Lender may suffer or incur as a direct or indirect consequence of:

               (i) any claim or cause of action of any kind by any Person to the effect that Lender is in any way responsible or liable for any act or omission by Borrower, whether on account of any theory or derivative liability or otherwise, including but not limited to any claim or cause of action for fraud, misrepresentation, tort or willful misconduct;

               (ii) any claim or cause of action by any Person against Lender is, as a result of the closing of the transactions contemplated by this Agreement, liable or responsible for the cost of correction of any event or circumstance which would constitute a breach of the representations and warranties set forth in Section 5 if such event occurred or circumstance existed as of the date of execution of this Agreement; and

               (iii) any claim or cause of action of any kind by any Person which would have the effect of denying Lender the full benefit or protection of any provision of this Agreement or any other Loan Document.

The Lender's rights of indemnity shall not be directly or indirectly limited, prejudiced, impaired or eliminated in any way by any finding or allegation that Lender's conduct is active, passive or subject to any other classification or that Lender is directly or indirectly responsible under any theory of any kind, character or nature for any act or omission by Borrower or any other Person, except Lender. Notwithstanding the foregoing, Borrower shall not be obligated to indemnify Lender with respect to any intentional tort or act of gross negligence which Lender is personally determined by the judgment of a court competent jurisdiction (sustained on appeal, if any) to have committed. Borrower shall pay any indebtedness arising under said indemnity to Lender immediately upon demand by Lender together with interest thereon from the date such indebtedness arises until paid at the default rate.


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          8.6     Reasonableness.  Except as specifically provided herein, any
                  --------------
Lender approvals or consents shall not be unreasonably withheld.

          8.7     Attorney's Fees.  If any legal action is necessary to enforce
                  ---------------
or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, reasonable expert witness fees, costs, and necessary disbursements in addition to any other relief to which that party may be entitled.

          8.8     Governing Law.  This Agreement shall be construed in
                  -------------
accordance with the laws of the State of California.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                                        "Lender"



                              By:
                                 ------------------------------
                                   Peter H. Pocklington


                              "Borrower"

                              GolfGear International, Inc., a Nevada corporation


                              By:
                                 ------------------------------
                                   Michael A. Piraino
                              Its: President


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                                  EXHIBIT "A"

                                      NOTE
                                      ----



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